Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated November 28, 2007 relating to the financial statements for the year ended September 30, 2007, which appears in the Mueller Water Products, Inc. Annual Report on Form 10-K for the year ended September 30, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

October 15, 2010